EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

– Net Income Per Fully Diluted Share of $0.12 in 4Q and $0.25 in 2025 –
– Core FFO Per Fully Diluted Share of $0.23 in 4Q and $0.87 in 2025 –
– $417M of All-Cash Acquisitions of Well-Located, High-Quality Assets in 2025 –
– Exited Suburban Commercial Assets and Transitioned to 100% NYC Portfolio –
– Provides 2026 Outlook –

New York, New York, February 17, 2026 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the fourth quarter of 2025 and the full year. All per share amounts are on a fully diluted basis, where applicable.

Fourth Quarter and Full Year 2025 Recent Highlights
•Net Income of $0.12 per share for the fourth quarter of 2025 and $0.25 per share for the full year.
•Core Funds From Operations (“Core FFO”) of $0.23 per share for the fourth quarter of 2025 and $0.87 per share for the full year, compared to $0.24 per share and $0.95 per share for the same respective periods in 2024.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees, increased 0.9% for the fourth quarter and decreased 2.0% for the full year as compared to the same periods in 2024. The fourth quarter change was primarily attributed to increases in base rent and tenant reimbursement income. These higher revenues were partially offset by increases in utility costs and real estate taxes. Adjusted for approximately $2 million and $7 million of non-recurring items, which predominately consisted of revenue items recognized in the fourth quarter of 2024 and full year 2024, respectively, Same-Store Property Cash NOI increased by 3.4% and 0.6%, respectively.
•Office occupancy of 89.9% and total commercial portfolio occupancy of 90.3%.

•Signed 458,473 rentable square feet of commercial leases, inclusive of 333,451 rentable square feet of office leases, in the fourth quarter. Signed 1,009,009 rentable square feet of commercial leases, inclusive of 847,598 square feet of Manhattan office leases, in the full year 2025.
•In the office portfolio, blended leasing spreads were +6.4% in the fourth quarter, the 18th consecutive quarter of positive leasing spreads.
•Empire State Building Observatory generated NOI of $24.4 million in the fourth quarter and $90.1 million for the full year.
•Completed the previously announced all-cash acquisition of 130 Mercer Street (555-557 Broadway, “The Scholastic Building”), located in the SoHo submarket of Manhattan, for a purchase price of $386.0 million.
•Completed the disposition of the last suburban office asset, Metro Center, in Stamford, Connecticut and repaid the related mortgage debt of $71.6 million. The Company’s commercial portfolio is now 100% New York City.
•Issued $175 million of senior unsecured notes in a private placement transaction.
•Closed on a $245 million upsize and extension of our unsecured term loan credit facility that will now mature in 2031, inclusive of extensions. The Company now has no unaddressed debt maturity until March 2027.
•Repurchased approximately $6.0 million of common stock in the fourth quarter, $8.1 million in the full year 2025.

Property Operations1

As of December 31, 2025, the Company’s operating portfolio comprised 7.6 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units, which were occupied and leased as shown below.

	December 31, 2025[2,3]	September 30, 2025[2]	December 31, 2024[2]
Percent occupied:
Total commercial portfolio	90.3%	90.0%	88.6%
Office	89.9%	89.7%	88.4%
Retail	94.4%	92.8%	90.4%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	93.6%	92.6%	93.5%
Office	93.5%	92.4%	93.5%
Retail	95.3%	94.7%	94.1%
Total multifamily portfolio	97.8%	98.6%	98.5%
1 Excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street and approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped.
2 All occupancy and leased percentages exclude broadcasting and storage space.
3 Occupancy and leased percentages for December 31, 2025 exclude Metro Center, which was sold during the fourth quarter.
Leasing

The tables that follow summarize leasing activity for the fourth quarter of 2025. During this period, the Company signed 27 leases that totaled 458,473 square feet with an average lease duration of 6.7 years. Average lease duration was 11.6 years for new leases executed in the fourth quarter.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	18	333,451	73.63	6.4%
Retail	9	125,022	81.43	(2.8)%
Total Overall	27	458,473	75.61	3.7%

Office Portfolio

Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	12	106,311	70.97	13.5%
Renewal Office	6	227,140	74.88	3.6%
Total Office	18	333,451	73.63	6.4%

Leasing Activity Highlights
•A 10-Year 46,437 square foot early renewal retail lease with TJ Maxx at 250 West 57th Street.
•A 7-year 41,835 square foot early renewal office lease with Nespresso at 111 West 33rd Street.
•A 16-year 35,629 square foot expansion office lease and a 170,763 square foot 1-year early renewal at 1400 Broadway with Burlington Stores, Inc. which represents footprint growth of over 20% and aligns the leases to a coterminous expiration in 2042.

Balance Sheet
The Company had $0.6 billion of total liquidity as of December 31, 2025, which was comprised of $133 million of cash, plus $475 million available under its revolving credit facility. At December 31, 2025, the Company had total debt outstanding of approximately $2.4 billion at a weighted average interest rate of 4.48%. At December 31, 2025, the Company’s ratio of net debt to adjusted EBITDA was 6.3x. The Company’s balance sheet supported $417 million of all-cash acquisitions of well-located, high-quality office and retail assets in 2025.

In the fourth quarter, the Company issued $175 million of senior unsecured notes in a private placement transaction at a fixed rate of 5.47% that matures in 2031. The Company also closed on a $245 million upsize and extension of its unsecured term loan credit facility that will now mature in 2031, inclusive of extensions. Through the execution of interest rate swap agreements, the Company fixed its interest rate on this facility at 4.51%. The Company now has no unaddressed debt maturity until March 2027.

Portfolio Transaction Activity

In the fourth quarter, the Company completed the previously announced all-cash acquisition of 130 Mercer Street (555-557 Broadway, the “Scholastic Building”) for a purchase price of $386.0 million. The property is located in the SoHo submarket of Manhattan and is comprised of approximately 368,000 square feet of office and 28,000 square feet of prime retail. This follows the $31.0 million all-cash acquisition of a prime retail asset located at 86-90 North 6th Street in Williamsburg, Brooklyn completed in the second quarter.

In the fourth quarter, the company also completed the disposition of its last suburban office asset, Metro Center, in Stamford, Connecticut, and repaid the related mortgage debt of $71.6 million. The Company’s commercial portfolio is now 100% New York City.

Share Repurchases

During the fourth quarter, the Company repurchased $6.0 million of common stock at a weighted average price of $6.73 per share. For the full year, the Company repurchased $8.1 million of common stock at a weighted average price of $6.78 per share.

Dividend

On December 31, 2025, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the fourth quarter of 2025 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On December 31, 2025, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the fourth quarter of 2025 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2026 Earnings Outlook

The Company provides 2026 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2026 Guidance	2025 Actual Results	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.85 to $0.89	$0.87	• 2026 assumes ~($0.03) impact from temporary downtime associated with the previously disclosed FDIC expiration, which has been re-leased
Property Assumptions
Commercial Occupancy at year-end	90% to 92%	90.3%
SS Property Cash NOI (excluding lease termination fees)	-1.5% to +2.0%	+0.6% (ex-one-time items)
• Assumes positive y/y revenue growth • Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes
• 2026 assumes ~(270 bps) impact from temporary downtime associated with the previously disclosed FDIC expiration, which has been re-leased

Observatory Drivers
Observatory NOI	$87M to $92M	$90M	• Reflects average quarterly expenses of ~$10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.19	$0.23
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00
FFO Attributable to Common Stockholders and the Operating Partnership	$0.82	$0.86
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.85	$0.89

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Wednesday, February 18, 2026 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until March 4, 2026, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13757582.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory, ranked the #1 Top Attraction in New York City for the fourth consecutive year in Tripadvisor’s 2025 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of December 31, 2025, ESRT’s operating portfolio is comprised of approximately 7.6 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units. The Company also owns two properties that are being redeveloped with approximately 0.4 million rentable square feet of office space and 43 thousand rentable square feet of retail space. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions. Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors;

changes in the New York City office, retail and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
Revenues
Rental revenue	$159,721	$155,127
Observatory revenue	35,232	38,275
Lease termination fees	—	—
Third-party management and other fees	240	258
Other revenue and fees	4,031	3,942
Total revenues	199,224	197,602
Operating expenses
Property operating expenses	47,817	46,645
Ground rent expenses	2,332	2,332
General and administrative expenses	18,474	17,870
Observatory expenses	10,787	9,730
Real estate taxes	33,842	32,720
Depreciation and amortization	50,566	45,365
Total operating expenses	163,818	154,662
Total operating income	35,406	42,940
Other income (expense):
Interest income	1,949	5,068
Interest expense	(25,880)	(27,380)
Interest expense associated with property in receivership	—	(1,921)
Loss on early extinguishment of debt	(97)	—
Gain on disposition of properties	21,848	1,237
Income before income taxes	33,226	19,944
Income tax expense	(1,054)	(1,151)
Net income	32,172	18,793
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(11,446)	(6,575)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$19,676	$11,168
Total weighted average shares
Basic	168,693	166,671
Diluted	270,328	270,251
Earnings per share attributable to common stockholders
Basic and Diluted	$0.12	$0.07

Empire State Realty Trust, Inc.
Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Year ended December 31,
	2025	2024
Revenues
Rental revenue	$626,213	$614,596
Observatory revenue	128,329	136,377
Lease termination fees	464	4,771
Third-party management and other fees	1,483	1,170
Other revenue and fees	11,781	11,009
Total revenues	768,270	767,923
Operating expenses
Property operating expenses	184,714	179,175
Ground rent expenses	9,326	9,326
General and administrative expenses	72,842	70,234
Observatory expenses	38,237	36,834
Real estate taxes	132,740	128,826
Depreciation and amortization	194,762	184,818
Total operating expenses	632,621	609,213
Total operating income	135,649	158,710
Other income (expense):
Interest income	8,748	21,298
Interest expense	(103,133)	(105,239)
Interest expense associated with property in receivership	(647)	(4,471)
Loss on early extinguishment of debt	(97)	(553)
Gain on disposition of properties	35,018	13,302
Income before income taxes	75,538	83,047
Income tax expense	(2,558)	(2,688)
Net income	72,980	80,359
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(25,379)	(28,713)
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(4,201)	(4,201)
Net income attributable to common stockholders	$43,400	$47,441
Total weighted average shares
Basic	168,539	164,902
Diluted	270,040	269,019
Earnings per share attributable to common stockholders
Basic	$0.26	$0.29
Diluted	$0.25	$0.28

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024

Net income	$32,172	$18,793
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	49,689	44,386
Gain on disposition of properties	(21,848)	(1,237)
FFO attributable to common stockholders and Operating Partnership units	58,963	60,892

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	60,921	62,850

Interest expense associated with property in receivership	—	1,921
Loss on early extinguishment of debt	97	—
IPO litigation expense[4]	632	—
Core FFO attributable to common stockholders and Operating Partnership units	$61,650	$64,771

Total weighted average shares and Operating Partnership units
Basic	266,825	264,798
Diluted	270,328	270,251

FFO per share
Basic	$0.22	$0.23
Diluted	$0.22	$0.23

Modified FFO per share
Basic	$0.23	$0.24
Diluted	$0.23	$0.23

Core FFO per share
Basic	$0.23	$0.24
Diluted	$0.23	$0.24

4Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Year ended December 31,
	2025	2024

Net income	$72,980	$80,359
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(4,201)	(4,201)
Real estate depreciation and amortization	191,222	180,513
Gain on disposition of properties	(35,018)	(13,302)
FFO attributable to common stockholders and Operating Partnership units	224,983	243,365

Amortization of below-market ground leases	7,831	7,831
Modified FFO attributable to common stockholders and Operating Partnership units	232,814	251,196

Interest expense associated with property in receivership	647	4,471
Loss on early extinguishment of debt	97	553
IPO litigation expense[5]	632	—
Core FFO attributable to common stockholders and Operating Partnership units	$234,190	$256,220

Total weighted average shares and Operating Partnership units
Basic	266,939	264,706
Diluted	270,040	269,019

FFO per share
Basic	$0.84	$0.92
Diluted	$0.83	$0.90

Modified FFO per share
Basic	$0.87	$0.95
Diluted	$0.86	$0.93

Core FFO per share
Basic	$0.88	$0.97
Diluted	$0.87	$0.95

5 Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Empire State Realty Trust, Inc.
Consolidated Balance Sheets
(unaudited and amounts in thousands)

	December 31, 2025	December 31, 2024
Assets
Commercial real estate properties, at cost	$4,205,907	$3,786,653
Less: accumulated depreciation	(1,366,829)	(1,274,193)
Commercial real estate properties, net	2,839,078	2,512,460
Contract asset[6]	—	170,419
Cash and cash equivalents	132,657	385,465
Restricted cash	33,854	43,837
Tenant and other receivables	22,063	31,427
Deferred rent receivables	255,270	247,754
Prepaid expenses and other assets	93,355	101,852
Deferred costs, net	267,682	183,987
Acquired below market ground leases, net	305,579	313,410
Right of use assets	27,944	28,197
Goodwill	491,479	491,479
Total assets	$4,468,961	$4,510,287

Liabilities and equity
Mortgage notes payable, net	$619,269	$692,176
Senior unsecured notes, net	1,270,668	1,197,061
Unsecured term loan facility, net	336,794	268,731
Unsecured revolving credit facility	145,000	120,000
Debt associated with property in receivership	—	177,667
Accrued interest associated with property in receivership	—	5,433
Accounts payable and accrued expenses	120,150	132,016
Acquired below market leases, net	39,767	19,497
Ground lease liabilities	27,944	28,197
Deferred revenue and other liabilities	59,901	62,639
Tenants’ security deposits	27,276	24,908
Total liabilities	2,646,769	2,728,325
Total equity	1,822,192	1,781,962
Total liabilities and equity	$4,468,961	$4,510,287

6 This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.